EXHIBIT 21

SUBSIDIARIES OF ORION CAPITAL CORPORATION

                                                      State or Other
                                                       Jurisdiction
Subsidiary                                            Of Incorporation
----------                                            ----------------
Auto Insurance Centers, Inc.                          Nevada
Carolina American Insurance Company                   South Carolina
Clarke & Towner, Inc.                                 Connecticut
Colorado Casualty Insurance Company                   Colorado
Connecticut Specialty Group, Inc.                     Connecticut
Connecticut Specialty Insurance Company               Connecticut
Connecticut Specialty Insurance Group, Inc.           Connecticut
Design Professionals Administration Corporation       California
Design Professionals Insurance Company                Connecticut
Dimock & Associates, Inc. Insurance Brokers           California
DPIC Companies, Inc.                                  California
DPIC Management Services Corp.                        Connecticut
EBI Companies, Inc.                                   Connecticut
EBI Consulting Services, Inc.                         California
EBI Indemnity Company                                 Connecticut
EFC Property Management, Inc.                         California
Employee Benefits Insurance Company                   Connecticut
Guaranty National Corporation                         Colorado
Guaranty National Insurance Company                   Colorado
Guaranty National Insurance Company of California     California
Guaranty National Warranty Services Company           Colorado
Independent Financial Planners Corporation            New Jersey
Intercon General Agency, Inc.                         Texas
Jabawwat, Inc.                                        Delaware
Landmark American Insurance Company                   Oklahoma
Wm. H. McGee & Co., Inc.                              New York
Wm. H. McGee & Co., (Bermuda) Ltd.                    Bermuda
Wm. H. McGee & Co., of Canada, Ltd.                   Canada
Wm. H. McGee & Co., of Puerto Rico, Inc.              Puerto Rico
Wm. H. McGee Services, Inc.                           New York
Nations' Care, Inc.                                   Connecticut
Orion Capital Companies, Inc.                         Connecticut
Orion Properties Corporation                          Delaware
Peak Property and Casualty Insurance Corporation      Colorado
Peninsula Excess Insurance Brokers, Inc.              California
Security Insurance Company of Hartford                Connecticut
Security Insurance Company (UK) Limited               United Kingdom
SecurityRe, Inc.                                      Connecticut
Security Reinsurance Company                          Connecticut
Security Warranty Association of Florida, Inc.        Florida
The Connecticut Indemnity Company                     Connecticut
The Fire and Casualty Insurance Company of Conn.      Connecticut
Unisun Insurance Company                              South Carolina
Viking Insurance Company of Wisconsin                 Wisconsin
Viking Insurance Holdings, Inc.                       Delaware
Viking County Mutual Insurance Company                Texas
Viking General Agency, Inc.                           Texas

*The listed subsidiaries are wholly-owned by Orion Capital Corporation as of December 31, 1997. The Company owns 24.7% of Intercargo Corporation of Schaumburg, Illinois.